MORTGAGE LOAN PURCHASE AGREEMENT

      THIS MORTGAGE LOAN PURCHASE AGREEMENT dated as of December 29, 2005 by and between FIRST HORIZON HOME LOAN CORPORATION, a Kansas corporation (the "Seller"), and FIRST HORIZON ASSET SECURITIES INC. (the "Purchaser").

      WHEREAS, the Seller owns certain Mortgage Loans (as hereinafter defined) which Mortgage Loans are more particularly listed and described in Schedule A attached hereto and made a part hereof.

      WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Mortgage Loans, excluding the servicing rights thereto, are to be sold by the Seller to the Purchaser.

      WHEREAS, the Seller will simultaneously transfer the servicing rights for the Mortgage Loans to First Tennessee Mortgage Services, Inc. ("FTMSI") pursuant to the Servicing Rights Transfer and Subservicing Agreement (as hereinafter defined).

      WHEREAS, the Purchaser will engage FTMSI to service the Mortgage Loans pursuant to the Servicing Agreement (as hereinafter defined).

      NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

      Agreement: This Mortgage Loan Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      Alternative Title Product: Any one of the following: (i) Lien Protection Insurance issued by Integrated Loan Services or ATM Corporation of America, (ii) a Mortgage Lien Report issued by EPN Solutions/ACRAnet, (iii) a Property Plus Report issued by Rapid Refinance Service through SharperLending.com, or (iv) such other alternative title insurance product that the Seller utilizes in connection with its then current underwriting criteria.

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of Dallas, or the State of Texas or New York City is located are authorized or obligated by law or executive order to be closed.

      Closing Date: December 29, 2005

      Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.
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      Coop Shares: Shares issued by a Cooperative Corporation.

      Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

      Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

      Cooperative Unit: A single family dwelling located in a Cooperative Property.

      Custodian: First Tennessee Bank National Association, and its successors and assigns, as custodian under the Custodial Agreement dated as of December 29, 2005 by and among The Bank of New York, as trustee, First Horizon Home Loan Corporation, as master servicer, and the Custodian.

      Cut-Off Date: December 1, 2005.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the United States Bankruptcy Reform Act of 1978, as amended.

      Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to the Trustee or to the Custodian on its behalf on the Closing Date. The number of Delay Delivery Mortgage Loans shall not exceed 25% of the aggregate number of Mortgage Loans as of the Closing Date.

      Deleted Mortgage Loan: As defined in Section 4.1(c) hereof.

      Determination Date: The earlier of (i) the third Business Day after the 15th day of each month, and (ii) the second Business Day prior to the 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day.

      GAAP: Generally accepted accounting principles as in effect from time to time in the United States of America.

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      Insurance Proceeds: Proceeds paid by an insurer pursuant to any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies, in each case other than any amount included in such Insurance Proceeds in respect of expenses covered by such insurance policy.

      Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

      MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Mortgage: The mortgage, deed of trust or other instrument creating a first lien on the property securing a Mortgage Note.

      Mortgage File: The mortgage documents listed in Section 3.1 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Loans: The mortgage loans transferred, sold and conveyed by the Seller to the Purchaser, pursuant to this Agreement.

      Mortgage Loan Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 4.1(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the first day in the month in which the Mortgage Loan Purchase Price is to be distributed to the Purchaser or its designees.

      Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

      Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any insurance premium charged by the mortgagee to obtain or maintain any primary insurance policy.

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

      Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

      Mortgagor: The obligor(s) on a Mortgage Note.

      Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

      Purchase Price: $331,801,926.06

      Purchaser: First Horizon Asset Securities, Inc., in its capacity as purchaser of the Mortgage Loans from the Seller pursuant to this Agreement.

      Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on the first day of the month allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

      Security Agreement: The security agreement with respect to a Cooperative Loan.

      Seller: First Horizon Home Loan Corporation, a Kansas corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans.

      Servicing Agreement: The servicing agreement, dated as of November 26, 2002 by and between First Horizon Asset Securities, Inc., and its assigns, as owner, and First Tennessee Mortgage Services, Inc., as servicer.

      Servicing Rights Transfer and Subservicing Agreement: The servicing rights transfer and subservicing agreement, dated as of November 26, 2002 by and between First Horizon Home Loan Corporation, as transferor and subservicer, and First Tennessee Mortgage Services, Inc., as transferee and servicer.

      Stated Principal Balance: As to any Mortgage Loan, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such date and irrespective of any delinquency in payment by the related Mortgagor.

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      Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a
Deleted Mortgage Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not lower than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have a maximum mortgage rate not more than 1% per annum higher or lower than the maximum mortgage rate of the Deleted Mortgage Loan;
(iv) have a minimum mortgage rate specified in its related Mortgage Note not more than 1% per annum higher or lower than the minimum mortgage rate of the Deleted Mortgage Loan; (v) have the same mortgage index, reset period and periodic rate as the Deleted Mortgage Loan and a gross margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan (vi) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (vii) have a loan-to-value ratio no higher than that of the Deleted Mortgage Loan; (viii) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (ix) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (x) comply with each representation and warranty set forth in Schedule B hereto.

      Trustee: The Bank of New York and its successors and, if a successor trustee is appointed hereunder, such successor.

                                   ARTICLE II
                                Purchase and Sale

      Section 2.1 Purchase Price. In consideration for the payment to it of the Purchase Price on the Closing Date, pursuant to written instructions delivered by the Seller to the Purchaser on the Closing Date, the Seller does hereby transfer, sell and convey to the Purchaser on the Closing Date, but with effect from the Cut-off Date, (i) all right, title and interest of the Seller in the Mortgage Loans, excluding the servicing rights thereto, and all property securing such Mortgage Loans, including all interest and principal received or receivable by the Seller with respect to the Mortgage Loans on or after the Cut-off Date and all interest and principal payments on the Mortgage Loans received on or prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, and (ii) all proceeds from the foregoing. Items (i) and (ii) in the preceding sentence are herein referred to collectively as "Mortgage Assets."

      Section 2.2 Timing. The sale of the Mortgage Assets hereunder shall take place on the Closing Date.

                                  ARTICLE III
                             Conveyance and Delivery

      Section 3.1 Delivery of Mortgage Files. In connection with the transfer and assignment set forth in Section 2.1 above, the Seller has delivered or caused to be delivered to the Trustee or to the Custodian on its behalf (or, in the case of the Delay Delivery Mortgage Loans, will deliver or cause to be delivered to the Trustee or to the Custodian on its behalf within thirty (30) days following the Closing Date) the following documents or instruments with respect to each Mortgage Loan so assigned (collectively, the "Mortgage Files"):

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      (a)   (1) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________, without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

                  (2) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

      (b) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, and in the case of each MERS Mortgage Loan, the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the Seller as being a true and complete copy of the Mortgage;

      (c) in the case of a Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage, or a copy of such assignment certified by the Seller as being a true and complete copy of the assignment, in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments, or copies of such interim assignments certified by the Seller as being true and complete copies of the interim assignments, of such Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

      (d) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

      (e) either the original or duplicate original title policy, or a copy of such title policy certified by the Seller as being a true and complete copy of the title policy (including all riders thereto), with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, or in lieu thereof, an Alternative Title Product or a copy of such Alternative Title Product certified by the Seller as being a true and complete copy of the Alternative Title Product; and

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      (f)   in the case of a Cooperative Loan, the originals of the following documents or instruments:

                  (1) The Coop Shares, together with a stock power in blank;

                  (2) The executed Security Agreement;

                  (3) The executed Proprietary Lease;

                  (4) The executed Recognition Agreement;

                  (5) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                  (6) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver (i) the original recorded Mortgage or (ii) all interim recorded assignments satisfying the requirements of clause
(b) or (c) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Seller shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date; provided, however, in the event the Seller is unable to deliver or cause to be delivered by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Seller shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date; provided, further, however, that the Seller shall not be required to provide an original or duplicate lender's title policy (together with all riders thereto) if the Seller delivers an Alternative Title Product in lieu thereof. The Seller shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf
(i) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (ii) any other documents required to be delivered by the Seller to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Seller shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian on its behalf a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

         In addition, in the event that in connection with any Mortgage Loan the Seller cannot deliver or cause to be delivered the original or duplicate original lender's title policy (together with all riders thereto), satisfying the requirements of clause (v) above, concurrently with the execution and delivery hereof because the related Mortgage has not been returned from the applicable public recording office, the Seller shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original or duplicate original lender's title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, but in no event shall any such delivery of the original or duplicate original lender's title policy be made later than one year following the Closing Date; provided, however, in the event the Seller is unable to deliver or cause to be delivered by such date the original or duplicate original lender's title policy (together with all riders thereto) because the related Mortgage has not been returned by the appropriate recording office, the Seller shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.

         Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Seller shall either (i) deliver or cause to be delivered to the Trustee or the Custodian on its behalf the Mortgage File as required pursuant to this Section 3.1 for each Delay Delivery Mortgage Loan or (ii) (A) substitute or cause to be substituted a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase or cause to be repurchased the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section
4.1 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 4.1), provided, however, that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty-day period provided in the prior sentence, the Seller shall use its best reasonable efforts to effect or cause to be effected a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 4.1 hereof shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure or cause to be cured such failure to deliver.

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

                                   ARTICLE IV
                         Representations and Warranties

      Section 4.1 Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser, as of the date of execution and delivery hereof, that:

                  (1) The Seller is duly organized as a Kansas corporation and is validly existing and in good standing under the laws of the State of Kansas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to perform any of its other obligations under this Agreement in accordance with the terms thereof.

                  (2) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Seller and will not (a) result in a material breach of any term or provision of the charter or by-laws of the Seller or (b) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (c) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

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

                  (4) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would prohibit the execution or delivery of, or performance under, this Agreement by the Seller.

                  (5) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

      (b) The Seller hereby makes the representations and warranties set forth in Schedule B hereto to the Purchaser, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

      (c) Upon discovery by either of the parties hereto of a breach of a representation or warranty made pursuant to Schedule B hereto that materially and adversely affects the interests of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other party. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from the Purchaser of a breach of any representation or warranty made pursuant to Schedule B hereto which materially and adversely affects the interests of the Purchaser in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the pools of mortgages listed on Schedule B hereto and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Purchaser at the Mortgage Loan Purchase Price in the manner set forth below. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by either the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee or to the Custodian on its behalf the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by
         Section 3.1, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 3.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution will be retained by the Seller. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Schedule B hereto with respect to such Mortgage Loan.


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

                  It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to the Purchaser on its behalf.

         The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Mortgagor.

         It is understood and agreed that the representations and warranties set forth in this Section 4.1 shall survive the sale of the Mortgage Loans to the Purchaser hereunder.

                                   ARTICLE V
                                  Miscellaneous

      Section 5.1 Transfer Intended as Sale. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser be, and be construed as, an absolute sale thereof in accordance with GAAP and for regulatory purposes. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Seller to the Purchaser. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be the property of the Seller or the Purchaser, respectively, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of Texas and (ii) the conveyance of the Mortgage Loans provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the Mortgage Loans, whether now owned or hereafter acquired.

      The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Seller and the Purchaser shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted hereby.

      Section 5.2 Seller's Consent to Assignment. The Seller hereby acknowledges the Purchaser's right to assign, transfer and convey all of the Purchaser's rights under this Agreement to a third party and that the representations and warranties made by the Seller to the Purchaser pursuant to this Agreement will, in the case of such assignment, transfer and conveyance, be for the benefit of such third party. The Seller hereby consents to such assignment, transfer and conveyance.

      Section 5.3 Specific Performance. Either party or its assignees may enforce specific performance of this Agreement.

      Section 5.4 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

                           If to
                           the Purchaser:            4000 Horizon Way
                                                     Irving, Texas 75063
                                                     Attn: Larry P. Cole

                           If to the Seller:         4000 Horizon Way
                                                     Irving, Texas 75063
                                                     Attn: Larry P. Cole


      Section 5.5 Choice of Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Texas applicable to agreements made and to be performed in the State of Texas and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.


                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the 29th day of December, 2005.

                               FIRST HORIZON HOME LOAN CORPORATION, as Seller


                               By:
                                  ----------------------------------------------
                                        Terry McCoy
                                        Executive Vice President

                               FIRST HORIZON ASSET SECURITIES INC., as Purchaser


                               By:
                                  ----------------------------------------------
                                        Alfred Chang
                                        Vice President

Mortgage Loan Purchase Agreement - 2005-AA12 Signature Page

                                   SCHEDULE A

                      [Available Upon Request From Trustee]

                                   SCHEDULE B

             Representations and Warranties as to the Mortgage Loans

      First Horizon Home Loan Corporation (the "Seller") hereby makes the representations and warranties set forth in this Schedule B on which First Horizon Asset Securities Inc. (the "Purchaser") relies in accepting the Mortgage Loans. Such representations and warranties speak as of the execution and delivery of the Mortgage Loan Purchase Agreement, dated as of December 29, 2005 (the "MLPA"), between First Horizon Home Loan Corporation, as seller, and the Purchaser and as of the Closing Date, or if so specified herein, as of the Cut-off Date or date of origination of the Mortgage Loans, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Purchaser and any subsequent sale, transfer and assignment by the Purchaser to a third party. Capitalized terms used but not otherwise defined in this Schedule B shall have the meanings ascribed thereto in the MLPA or the Pooling and Servicing Agreement, dated as of December 1, 2005, between First Horizon Asset Securities Inc., as depositor, First Horizon Home Loan Corporation, as master servicer, and The Bank of New York, as trustee.

            (1) The information set forth on Schedule A to the MLPA, with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

            (2) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or Planned Unit Development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

            (3) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

            (4) As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property.

            (5) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

            (6) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (11) below.

            (7) To the best of the Seller's knowledge, no Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for such Mortgage Loan. With respect to the representations and warranties contained within this item
                  (7) that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in
                  Section 4.1(c) of this Agreement in respect of such Mortgage Loan.

            (8) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws and specifically applicable predatory and abusive lending laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

            (9) No Mortgage Loan is a "high cost loan" as defined by the specific applicable predatory and abusive lending laws.

            (10) Except as reflected in a written document contained in the related Mortgage File, the Seller has not modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

            (11) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, or, in lieu thereof, an Alternative Title Product.

            (12) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of such Mortgaged Property.

            (13) To the best of the Seller's knowledge, as of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property.

            (14) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

            (15) The proceeds of the Mortgage Loans have been fully disbursed and there is no requirement for future advances thereunder.

            (16) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

            (17) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the holder of the Mortgage to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (18) As of the Closing Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense. Anything to the contrary in this item (18) notwithstanding, no breach of this item (18) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Seller maintains a blanket policy.

            (19) If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier.

            (20) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

            (21) To best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

            (22) Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

            (23) Each Mortgage Loan was selected from among the outstanding adjustable-rate one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth in this Schedule B can be made. No such selection was made in a manner intended to adversely affect the interests of the Certificateholders.

            (24) The Mortgage Loans provide for the full amortization of the amount financed over a series of monthly payments.

            (25) At origination, substantially all of the Mortgage Loans in Pool I, Pool II and Pool III had stated terms to maturity of 30 years.

            (26) Scheduled monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than their Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

            (27) The Mortgagors may prepay all of the Mortgage Loans at any time without penalty.

            (28) Approximately 25.09% of the Mortgage Loans in Pool I, 0% of the Mortgage Loans in Pool II and 100% of the Mortgage Loans in Pool III are jumbo mortgage loans that have Stated Principal Balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac.

            (29) Each Mortgage Loan in Pool I, Pool II and Pool III was originated on or after December 29, 2004, June 3, 2005 and July 12, 2005, respectively.

            (30) The latest stated maturity date of any Mortgage Loan in Pool I is January 1, 2036, and the earliest is January 1, 2035. The latest stated maturity date of any Mortgage Loan in Pool II is January 1, 2036, and the earliest is July 1, 2035. The latest stated maturity date of any Mortgage Loan in Pool III is January 1, 2036, and the earliest is August 1, 2035.

            (31) No Mortgage Loan was delinquent more than 30 days as of the Cut-off Date.

            (32) No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a Primary Insurance Policy issued by a mortgage insurance company that is acceptable to Fannie Mae or Freddie Mac.

            (33) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (34) No Mortgage Loan is a "high cost loan" as defined by the specific applicable local, state or federal predatory and abusive lending laws. In addition, no Mortgage Loan is a "High Cost Loan" or a "Covered Loan", as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary which is now Version 5.6c Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (35) Appraisal form 1004 or form 2055 with an interior inspection for first lien mortgage loans has been obtained for all related mortgaged properties, other than condominiums, investment properties, two to four unit properties and exempt properties, for which appraisal form 1004 or form 2055 has not been obtained.

                  Appraisal form 704, 2065 or 2055 with an exterior only inspection for junior lien mortgages combined with first lien mortgages (including home equity lines of credit) has been obtained for all related mortgaged properties, other than condominiums, investment properties, two to four unit properties and exempt properties, for which appraisal form 1004 or form 2055 has not been obtained. Appraisal form 704, 2065 or 2055 with an exterior only inspection for all other junior lien mortgages has been obtained for all related mortgaged properties, other than those related mortgaged properties that qualify for an Automated Valuation Model.

            (36) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA").

            (37) No Mortgage Loan originated on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia. No Mortgage Loan originated on or after March 7, 2003 is a "high-cost home loan" as defined under the Georgia Fair Lending Act.

            (38) No Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause
                  (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees.

            (39) The servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company on a monthly basis.

            (40) The servicer for each Mortgage Loan will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company on a monthly basis.

            (41) The original principal balance of approximately 74.91% of the Mortgage Loans in Pool I, 100% of the Mortgage Loans in Pool II and 0% of the Mortgage Loans in Pool III are within Freddie Mac's dollar amount limits for conforming one- to four-family mortgage loans.

            (42) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

            (43) No Mortgage Loan imposes prepayment penalties in excess of five years.

                  With respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan.